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EXHIBIT 21.1

                  LIST OF SUBSIDIARIES OF BLUE VALLEY BAN CORP



                                  Exhibit 21.1

                              Blue Valley Ban Corp.

                         Subsidiaries of the Registrant

Subsidiaries of Blue Valley Ban Corp.

1.    Bank of Blue Valley - Incorporated in Kansas

2.    Blue Valley Building Corp. - Incorporated in Kansas

3.    BVBC Capital Trust I - Organized under the laws of the State of Delaware


Subsidiary of Bank of Blue Valley

1.    Blue Valley Investment Corporation - Incorporated in Kansas